                    DEAN WITTER CONVERTIBLE SECURITIES TRUST

                                 August 8, 1985

Dean Witter Convertible Securities Trust
One World Trade Center
New York, New York 10048

Dear Sirs:

     With respect to the Registration Statement on form N-1A (File No. 2-97963) (the "Registration Statement") filed by Dean Witter Convertible Securities Trust, a Massachusetts business trust (the "Trust"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 as amended, an indefinite number of shares of beneficial interest of $0.01 par value of the Trust (the "Shares"), I, as your counsel, have examined such Trust records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, I advise you that, in my opinion, proper trust proceedings have been taken by the Trust so that the Shares have been validly authorized; and when the shares have been issued and sold in accordance with the terms of the Underwriting/Distribution Agreements referred to in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Shares of Beneficial Interest" in the Statement of Additional Information forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              /s/ Sheldon Curtis

                                              Sheldon Curtis
                                              General Counsel

SC/jmr/0027c